CONSENT OF DALE CRAIG

The undersigned hereby consents to the references to, and the information derived from, scientific and technical information regarding engineering matters related to El Limon development contained in the Management’s Discussion and Analysis, which appears as Exhibit 99.3 to B2Gold Corp’s Annual Report on Form 40-F, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in this registration statement on Form S-8 of B2Gold Corp.

/s/ Dale Craig
Dale Craig

June 17, 2019